Exhibit 10(6)












                                DIRECTOR DEFERRED
                             COMPENSATION AGREEMENT

                              Citizens Savings Bank
                               Frankfort, Indiana















                  Financial Institution Consulting Corporation
                                700 Colonial Road
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 68-7414
                                 (901) 684-7400



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                    DIRECTOR DEFERRED COMPENSATION AGREEMENT


         This Director Deferred Compensation Agreement (the "Agreement"), effective as of the 1st day of January, 1993, by and between CITIZENS SAVINGS BANK (the "Bank"), a banking corporation organized and existing under the laws of the State of Indiana, hereinafter referred to as "Bank" and FRED W. CARTER, hereinafter referred to as "Director", for the purpose of formalizing the agreement between the Bank and the Director in which the Director defers receipt of fees under the terms and conditions described below.

                              W I T N E S S E T H:

         WHEREAS,  the  Director  serves the Bank as a member of the Board;  and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by the
Director and wishes to encourage continued service; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that the Director's services will substantially contribute to its continued growth and profits in the future; and

         WHEREAS, the Director wishes to defer a certain portion of fees to be earned in the future; and

         WHEREAS,   the  parties  hereto  desire  to  formalize  the  terms  and conditions upon which the Bank shall pay such deferred compensation to the Director or his designated beneficiary; and

         WHEREAS,  the Bank has  adopted  this  Director  Deferred  Compensation
Agreement which controls all issues relating to the Deferred Compensation Benefit as described herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:


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                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise: 1.1 "Accrued Benefit" means the sum of all deferred amounts and interest credited to the Director's Retirement Account and due and owing to the Director or his Beneficiaries pursuant to this Agreement.

1.2      "Bank" means CITIZENS SAVINGS BANK and any successor thereto.

1.3 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in writing to the Bank to whom the Director's benefits are payable in the event of his death. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Director will be deemed the Beneficiary.

1.4 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.5 "Children" means the Director's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.6 "Deferral Period" means the sixty month (60) month period which commences on January __, 1993.

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1.7      "Deferred   Compensation   Benefit"  means  Three  Hundred   Eighty-One
         ($381.00)   Dollars  (or  such  reduced  amount  as  calculated   under
         Subsections  4.2 or 4.5) per month  payable  for a one  hundred  eighty
         (180)  month  period,   such  period  to  begin  at  Director's  Normal
         Retirement Date.

1.8 "Disability" means the determination by a duly licensed physician selected by the Bank that because of ill health, accident, disability or general inability because of age, that the Director is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.9      "Effective Date" shall be the execution date of this Agreement.

1.10     "Estate" means the Estate of the Director.

1.11 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director or of a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferral under the plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.12 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

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1.13     "Normal Retirement Date" means the first day of the month following the
         Director's seventieth (70) birthday.

1.14 "Payout Period" means the time frame in which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month coincident with or next following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty (180) months.

1.15 "Retirement Account" means book entries maintained by the Bank reflecting deferred amounts; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Bank and the Director, his designated Beneficiary, or other Beneficiaries under this Agreement.

1.16 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.17 "Survivor's Benefit" means monthly level payments to the Beneficiary in an amount of Three Hundred Eighty-One ($381.00) Dollars (or such reduced amount as calculated under Subsection 4.5 or 5.1(c)) for one hundred eighty (180) months.

                                   SECTION II
                              DEFERRED COMPENSATION

         Commencing on the Effective Date, and continuing through the end of the Deferral Period, the Director and the Bank agree that the Director shall defer into his Retirement Account monthly Director's fees of Three Hundred ($300.00) Dollars that the Director would otherwise be entitled to receive from the Bank for each month of the Deferral Period. Compensation shall be deferred when it is earned by the Director. In the event the Director desires to increase his monthly deferrals during

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the term of this  Agreement,  the  Director  shall have the option to defer such additional amounts, provided such election is made prior to earning the higher fee and approval of the Board of Directors is obtained. If an election to defer a higher amount is made and the required approval is obtained, the Deferred Compensation Benefit shall be increased proportionately, taking into account the timing and amount of such increased deferrals. Such additional deferrals and the compensation payable will be evidenced by an Amendment to this Agreement.

                                   SECTION III
                             TERMINATION OF ELECTION

         The Director's election to defer compensation shall continue in effect, pursuant to the terms of this Agreement unless and until the Director files with the Bank a Notice of Discontinuance (Exhibit B attached hereto). A Notice of Discontinuance shall be effective if filed at least twenty (20) days prior to any January 1st, April 1st, July 1st or October 1st. Such Notice of Discontinuance shall be effective commencing with the January 1st, April 1st, July 1st or October 1st following its filing, whichever applies, and shall apply only with respect to the Director's compensation attributable to services not yet performed.

                                   SECTION IV
                               RETIREMENT BENEFIT

4.1 Retirement Benefit. Provided Director has deferred all fees during the Deferral Period and subject to Subsection 5.1 of this Agreement, the Bank agrees to pay the Deferred Compensation Benefit commencing upon the Director's Normal Retirement Date. Such payments will be made over the term of the Payout Period.

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4.2      Reduced Retirement Benefit. In the event the Director defers fees in an amount less than Eighteen Thousand ($18,000.00) Dollars, the Director shall be entitled to receive, upon reaching Normal Retirement Age, a Deferred Compensation Benefit determined by multiplying Three Hundred Eighty-One ($381.00) Dollars by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director and the denominator of which is equal to Eighteen Thousand ($18,000.00) Dollars. Such benefit payments will be made over the term of the Payout Period.

4.3 Continued Service Beyond Normal Retirement Date. Notwithstanding any provisions to the contrary, if requested by the Director and approved by the Board in the exercise of its sole discretion, the Director shall be entitled to receive, upon attaining his Normal Retirement Date, his Deferred Compensation Benefit, notwithstanding his continued service on the Board of Directors of the Bank. If not approved, payment will be deferred to actual termination of service. The Director's request to receive this benefit notwithstanding his continued service must be made in writing at least one (1) year prior to his Normal Retirement Date. The Deferred Compensation Benefit payable upon approval pursuant to this paragraph shall be the amount that would have been payable had the Director retired from service with the Bank as of his Normal Retirement Date. Any such request, if approved, shall be irrevocable, and shall result in the termination of the Director's right to any further deferrals hereunder.

4.4 Disability Retirement Benefit. Notwithstanding any other provision hereof, if requested by the Director and approved by the Board, the Director shall be entitled to receive the disability retirement benefit hereunder prior to his Normal Retirement Date, in any case the Director terminates due to Disability. If the Director's service is terminated pursuant to this paragraph and Board approval is obtained, the Director may elect to begin receiving the disability retirement benefit. The amount of the monthly benefit shall be the annuity value of the

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         Director's  Accrued  Benefit over one hundred eighty (180) months.  The interest factor used to annuitize the Accrued Benefit shall be equal to the greater of the average cost of funds of the Bank for the prior twelve (12) month period or the internal rate of return earned on the Director's deferrals up to the date of disability. Said benefit shall be distributed in accordance with the Payout Period. In the event the Director dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive the full Survivor's Benefit for a period of one hundred eighty
         (180) months, reduced by the number of months disability payments were made to the Director. If the total amount of disability payments received by the Director under the provisions of this Subsection is less than the total amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the disability benefit, the Bank shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.

4.5      Financial  Hardship  Benefit.  In  the  event  the  Director  incurs  a
         Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Bank in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit. If a Financial Hardship Benefit is requested by the Director or his Beneficiary and approved by the Bank in the exercise of its sole discretion, then the Financial Hardship Benefit may be paid in a lump sum within thirty (30) days of the event which triggers payment. The Director's Retirement Account shall be reduced for any distributions made pursuant to this Subsection. Any

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         Deferred  Compensation  Benefit or Survivor's Benefit subsequently made shall be actuarially reduced to reflect any Financial Hardship Benefit distribution.

4.6 Removal For Cause. In the event the Director is removed for Cause by the Board of Directors pursuant to the Bylaws of the Bank, he shall be paid his Accrued Benefit in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided under this Agreement shall be forfeited and the Agreement shall become null and void.

                                    SECTION V
                                 DEATH BENEFITS

5.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Director's Beneficiary a monthly amount for a period of one hundred eighty (180) months, commencing within thirty (30) days of the Director's death. The amount of such benefit payments shall be determined as follows: (a) In the event death occurs following retirement due to disability, the benefits payable to the Director's Beneficiary shall be governed by Subsection 4.4 of this Agreement.

         (b) In the event death occurs while the Director is in the service of the Bank and deferring fees pursuant to Section II of this Agreement, the Director's Beneficiary shall be paid the Survivor's Benefit.

         (c) In the event the Director completes less than one hundred (100%) percent of the planned deferrals (i.e., Eighteen Thousand ($18,000.00) Dollars) due to other voluntary or involuntary terminations, the Director's Beneficiary shall be paid a reduced Survivor's Benefit, such amount being determined by multiplying the Survivor's Benefit (Three Hundred Eighty-One ($381.00) Dollars) by a fraction, the

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                  numerator  of  which  is  equal  to the  Board  fees  actually deferred by the Director and the denominator of which is equal to Eighteen Thousand ($18,000.00) Dollars.

5.2 Death Benefit After Commencement of Deferred Compensation Benefit. In the event of the Director's death after the commencement of the Deferred Compensation Benefit, but prior to the completion of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary the Survivor's Benefit for the remainder of the one hundred eighty (180) month period.

                                   SECTION VI
                             BENEFICIARY DESIGNATION

         The Director shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit A, a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of his death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

                                   SECTION VII
                           DIRECTOR'S RIGHT TO ASSETS

         The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank

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may  possess  or obtain to  informally  fund this  Agreement.  Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                  SECTION VIII
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.


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                                   SECTION IX
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Director nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                    SECTION X
                                 ACT PROVISIONS

10.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board shall review the written claim and, if the claim is denied, in whole or in part, they

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         shall  provide in writing,  within  ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.


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                                   SECTION XI
                                  MISCELLANEOUS

11.1 No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss.563.39(b), the following conditions shall apply to this
         Agreement:

         (1) The Bank's Board of Directors may remove the Director at any time, but any removal by the Bank's Board of Directors other than removal for Cause shall not prejudice the Director's vested right to compensation or other benefits under the contract. As provided in Section 4.6, the Director shall be paid his Accrued Benefit in a lump sum within thirty (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

         (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service  unless  stayed  by  appropriate  proceedings.  If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested

                                                       -13-

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                  obligations of the Bank under the contract shall  terminate as of the effective date of the order, but vested rights of the Director shall not be affected.

         (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

         (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

                  (i) by the Director or his designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                  (ii) by the Director or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, (i.e., his Accrued Benefit), however, shall not be affected by such action.

11.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana.

11.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or

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



         inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

11.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, in its sole discretion, determines that the Director is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Director.

11.5 Recovery of Estate Taxes. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Deferred Compensation Agreement, and if the Beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the Deferred Compensation Benefit an amount by which the total estate tax due by the Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the Beneficiary has a liability hereunder, the Beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

11.6 Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Director is not made known to the Bank within three
         (3) years after the date on which any payment of the Deferred Compensation Benefit may be made, payment may be made as though the Director had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Director, the Bank is unable to locate any Beneficiary of the Director, then the Bank may fully discharge its obligation by payment to the Estate.

11.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

11.8 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

11.9 Affect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

11.10 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within two years after the execution of this Agreement. If the Director dies during this two year period due to suicide, the Accrued Benefit will be paid to the Director's designated Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

11.11 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                   SECTION XII
                              AMENDMENT/REVOCATION

12.1 Amendment or Termination. The Bank intends the Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive any Director of all or any portion of any Deferred Compensation Benefit payment which has commenced prior to the effective date of the resolution amending or terminating the Agreement.

12.2 Termination Benefit. In the case of a termination of the Agreement, the Director shall be entitled to his Accrued Benefit as of the termination date. Payment of the Director's Accrued Benefit shall not be dependent upon his continuation of service with the Bank following the Agreement termination date. Payment of the Accrued Benefit shall be made in a lump sum within thirty (30) days of termination of the Agreement.

                                  SECTION XIII
                                    EXECUTION

13.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

13.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this ______ day of _________________, 1993.

                                                /s/ Fred W. Carter
                                                --------------------------------
                                                FRED W. CARTER


                                                CITIZENS SAVINGS BANK


                                                By:      /s/ Cindy S. Chambers
                                                --------------------------------
                                                Secretary
                                                (Title)